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                                   Exhibit 11


                        PAULA FINANCIAL AND SUBSIDIARIES
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                      (In thousands, except per share data)

                                                                    THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                         JUNE 30,                           JUNE 30,
                                                                  1999             1998              1999             1998
                                                              -------------    --------------    -------------    --------------

Net income (loss)                                                     $845          ($8,001)            $2,124         ($6,978)
                                                              -------------    --------------    --------------    -------------
                                                              -------------    --------------    --------------    -------------
Weighted average shares outstanding for calculating
      basic earnings per share                                   5,923,846         6,331,285         5,926,406        6,326,894

Options                                                              3,678                 -             5,897                -
                                                              -------------    --------------    --------------    -------------
Total shares for calculating diluted earnings
      per share                                                  5,927,524         6,331,285         5,932,303        6,326,894
                                                              -------------    --------------    --------------    -------------
                                                              -------------    --------------    --------------    -------------

Basic earnings (loss) per share                                      $0.14           ($1.26)             $0.36          ($1.10)
                                                              -------------    --------------    --------------    -------------
                                                              -------------    --------------    --------------    -------------

Diluted earnings (loss) per share                                    $0.14           ($1.26)             $0.36          ($1.10)
                                                              -------------    --------------    --------------    -------------
                                                              -------------    --------------    --------------    -------------